                                                                    EXHIBIT 12.2

                   COMPUTATION OF EBITDA TO INTEREST EXPENSE
                           (IN THOUSANDS OF DOLLARS)

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
                                                 COMPANY                                   PREDECESSOR
                                     -------------------------------  -----------------------------------------------------
                                        SIX       THREE      NINE       THREE
                                      MONTHS     MONTHS     MONTHS     MONTHS
                                       ENDED      ENDED      ENDED      ENDED
                                      6/28/97    6/29/96   12/31/96    3/27/96     1995       1994       1993       1992
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Interest Expense...................     80,931     49,842    145,845     26,392    105,741     93,243     87,087     74,811
Less interest income...............       (219)      (226)      (702)      (329)    (2,006)    (3,493)    (4,787)    (5,538)
Less amortization of debt issuance
  costs............................     (6,529)    (3,662)   (11,226)      (619)    (2,635)    (2,414)    (1,709)      (726)
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Cash interest expense..............     74,183     45,954    133,917     25,444    101,100     87,336     80,591     68,547
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
EBITDA.............................     72,733     64,839    148,560     56,133    263,707    210,164    183,351    210,675
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
Ratio of EBITDA to cash interest
  expense..........................        1.0        1.4        1.1        2.2        2.6        2.4        2.3        3.1
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
                                     ---------  ---------  ---------  ---------  ---------  ---------  ---------  ---------
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